UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

SUNSET ISLAND GROUP
(Name of Registrant As Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SUNSET ISLAND GROUP

555 N. El Camino Real #A418

San Clemente, CA 92672

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our stockholders:

NOTICE IS HEREBY GIVEN that the board of directors of Sunset Island Group, a Colorado corporation (which we refer to in this Notice as the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our Common Stock, par value $0.0001 per share (the “Common Stock”), have executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment to our Certificate of Incorporation to: (i) conduct a forward stock split of the outstanding Common Stock of the Company, par value $0.0001 per share, by a ratio of Forty for One (40:1) (the “Split”) to be effective on or around May 26, 2017 or when regulatory approval is obtained, for shares with a record date of May 15, 2017 and (ii) increase the authorized to 2,750,00,000 shares . The Split will change the total number of common shares authorized; however, it will not change the par value of the common shares.

The accompanying information statement (the “Information Statement”) is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. The affirmative vote of at least a majority of the outstanding shares of Common Stock is necessary to approve the Split. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the Split will not be affected until at least 20 calendar days following the mailing of the accompanying Information Statement to our stockholders.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holder of more than a majority (91.94%) of our voting securities, your vote or consent is not requested or required to approve these matters. The Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 7-111-103 of the Colorado Revised Statutes (the “CRS”) of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. You do not need to do anything in response to this Notice and the Information Statement.

By Order of the Board,

	By:	/s/ Valerie Baugher
Valerie Baugher
President/Director
San Clemente, CA
April 26, 2017

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SUNSET ISLAND GROUP

555 N. El Camino Real #A418

San Clemente, CA 92672

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S

STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT MAY 6, 2017

TO STOCKHOLDERS OF RECORD ON MAY 15, 2016.

Sunset Island Group, a Colorado corporation (which we refer to in this Information Statement as the “Company,” “we,” “us” or “our”), is sending you this Information Statement for the purpose of informing you, as one of our stockholders, in the manner required under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, that our board of directors (the “Board”) has previously approved, and the holders of a majority of the outstanding shares of our Common Stock, par value $0.0001 per share (the “Common Stock”), as permitted by our by-laws and Colorado Revised Statutes, have previously executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment (the “Amendment”) to our Certificate of Incorporation to forward split the outstanding common shares of the Company, par value $0.0001 per share, by a ratio of Forty for 1 (40:1) to be effective on or around May 26, 2017 or when regulatory approval is obtained.

Because shareholders holding at least a majority of our outstanding Common Stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through its ownership of Common Stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from shareholders.

ENTITY AND ORGANIZATION

Sunset Island Group, Inc. (“Sunset Island”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of Colorado on September 29, 2005 under the name of Titan Global Entertainment, Inc. On May 7, 2008, the Company changed its name to Sunset Island Group.

On October 17, 2016, the Company entered into an Agreement whereby the Company acquired 100% of Battle Mountain Genetics, Inc., which was incorporated in the State of California on September 29, 2016. Battle Mountain Genetics was the surviving Company and became a wholly owned subsidiary of Sunset Island Group. At the time of the merger, Sunset Island had no operations, assets or liabilities. On October 20, 2016, the acquisition closed and under the terms of the Agreement Battle Mountain Genetics was the surviving entity. The Company selected October 31 as its fiscal year end. The Company’s executive Sunset Island Group555 N. El Camino Real #A418, San Clemente, CA 92672.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Colorado law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Colorado law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

Each share of Common Stock entitles the holder thereof to one vote on the Amendment. The majority shareholders of the Company's Common Stock holding 46,000,000 shares of Common Stock or 91.94% of the Company's Common Stock executed the Written Consent and Action of Stockholders in Lieu of a Meeting. Since stockholders holding at least a majority of the voting rights of all outstanding Common Stock as of the Record Date have voted in favor of the Amendment by the Written Consent; and having sufficient voting power to approve the Amendment through its ownership of Common Stock, no other stockholder consents will be obtained in connection with this information statement. The Colorado Revised Statues does not provide for dissenter’s rights with respect to the Amendment.

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Taking action by written consent of the Consenting Stockholders has eliminated the costs and management time that would have otherwise been necessary to hold a special meeting of stockholders and will permit the Company to effect the Proposals as early as possible in order to accomplish the purposes of the Company, as hereafter described.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 26, 2017, with respect to the beneficial ownership of 46,000,000 outstanding shares of the Company’s Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company’s officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. Unless otherwise indicated, (i) each person or entity named in the table has sole voting power and investment power with respect to all shares of capital stock listed as owned by that person or entity, and (ii) the address of each person or entity named in the table is c/o Sunset Island Group555 N. El Camino Real #A418, San Clemente, CA 92672.

Identity of Shareholder	Number of Common Stock	Percentage of Beneficial Ownership

T.J. Magallanes, CEO	36,800,0000	73.55%

Valerie Baugher, President	9,200,000	18.39%

Total	46,000,000	91.94%

(*) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

Voting Power of Principal Stockholders and Officers

The following table sets forth information as of April 26, 2017, with respect to the beneficial ownership of our Officers and Directors and their associated voting power:

Name and Address	Common Stock Shares Beneficially Owned	Percentage Class	Total Voting Power
T.J. Magallanes, CEO	36,000,000	73.55%	73.55%

Valerie Baugher, President	9,200,000	18.39%	18.39%

Total	46,000,000	91.94%	91.94%

(*) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

(+) As of April 26, 2017, there were 50,031,771 shares outstanding.

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40-FOR-1 FORWARD STOCK SPLIT

GENERAL

Our Board approved by unanimous written consent a 40-for-1 Forward Stock Split (the " Forward Stock Split ") in accordance with Colorado Revised Statutes under Chapter 7 with a record date of March 15, 2017. Pursuant to the Forward Stock Split, each share of our Common Stock will be automatically converted, without any further action by the Stockholders, into 40 shares of Common Stock. No fractional shares of Common Stock will be issued as the result of the Forward Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share, if any should exist. The Company anticipates that the to be effective on or around May 26, 2017 or when regulatory approval is obtained.

PLEASE NOTE THAT THE FORWARD STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Approval of the Amendment

Our Board recommended, and the holders of a majority of our outstanding Common Stock approved the Amendment to our Certificate of Incorporation, which will forward split the outstanding Common Shares of the Company, par value $0.0001 per share, by a ratio of 40 for 1 (40:1) (the “Split”) issued and outstanding on or before May 15, 2017 (“Record Date”) to be effective on or around May 26, 2017 or when regulatory approval is obtained. The Split will increase the total number of common shares authorized however it will not change the par value of the common shares. The Split is affected by the Amendment, in the form annexed to this Information Statement as Appendix A, with the Secretary of State of the State of Colorado. The Amendment will be filed immediately with an effective date for the Split to be on or around May 26, 2017 or when regulatory approval is obtained. Fractional shares will be rounded up at the beneficial owner level. Accordingly, each common shareholder’s shares shall be multiplied by 40 then rounded up to the nearest whole number (if necessary).

 Current Capitalization

As of April 26, 2017, we are authorized to issue up to 500,000,000 shares of Common Stock, of which (i) 50,031,771shares of Common Stock were issued and outstanding.

Reasons for Forward Stock Split

The Board believes it is in the Company’s best interest to conduct the Split for general corporate purposes, including acquisitions, equity financings and grants of stock and stock options. The Split will increase the authorized shares available for issuance, which has been determined by the Board to provide for a sufficient amount of Common Stock to support its expansion and future financing activities, if any.

To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders. The holders of our Common Stock have no preemptive rights. We currently have no plans, commitments or arrangements to issue the additional available authorized shares other than shares underlying existing obligations as disclosed in the Company’s annual and quarterly reports.

When the Board deems it to be in the best interest of the Company and stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation or the rules of any stock exchange on which the shares of Common Stock may then be listed.

Effect of Forward Split on Outstanding Shares and Total Voting Power

The following table represents the total outstanding shares for each class of stock and the representative voting power prior to the forward split and immediately following the forward split.

Pre-Forward Stock Split

Class of Shares	Outstanding Shares	Percent of Voting Power
Common Stock	50,031,771	100%

Post-Forward Stock Split

Class of Shares	Outstanding Shares	Percent of Voting Power
Common Stock	2,001,270,840	100%

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Effect of Forward Split on Officers and Directors Outstanding Shares and Voting Power

The following table represents for our principal shareholder's, officers and directors their total outstanding shares for each class of stock and the representative voting power prior to the forward split and immediately following the forward split.

Pre-Forward Split
Name and Address	Common Stock Shares Beneficially Owned	Percentage Class	Total Voting Power
T.J. Magallanes, CEO	36,800,000	73.55%	73.55%
Valerie Baugher, President	9,200,000	18.39%	18.39%

Post-Forward Split

Name and Address	Common Stock Shares Beneficially Owned	Percentage Class	Total Voting Power
T.J. Magallanes, CEO	1,472,000,000	73.55%	73.55%
Valerie Baugher, President	368,000,000	18.39%	18.39%

Material Effects of the Forward Stock Split

The effect of the Forward Stock Split will be that the total number of shares of the Company's Common Stock held by each stockholder will automatically convert into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Forward Stock Split multiplied by approximately 40, with an adjustment for any fractional shares (fractional shares will be rounded up into a whole share).

The Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The Forward Stock Split will not affect the registration of the Common Stock under the Securities Exchange Act and the Common Stock will continue to be reported on the OTC Markets.

Effect on Registered and Beneficial Stockholders

Upon effectuation of the Forward Stock Split, each common stockholder’s percentage ownership interest in the Company's Common Stock will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares, if necessary. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Forward Stock Split. All issued and outstanding commons stock would be appropriately adjusted for the Forward Stock Split automatically on the effective date of the Forward Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT A LETTER OF TRANSMITTAL.

Certain Risk Factors Associated with the Forward Stock Split

In evaluating the Forward Stock Split proposal, the Board of Directors also took into consideration negative factors associated with forward stock splits. These factors included the negative perception of forward stock splits by some investors, analysts and other stock market participants, as well as various other risks and uncertainties that surround the implementation of a forward stock split, including but not limited to the following:

•

As a result of the proposal to conduct a Forward Stock Split, the number of presently issued and outstanding shares of Common Stock will increase from 50,031,771 to 2,001,270,840. The market price of the Common Stock may fall proportionally to the increase in the number of shares outstanding as a result of the Forward Stock Split. There can be no assurances that the market price of the Common Stock will return to its pre-Forward Stock Split level.

•

As a result of the proposal to conduct a Forward Stock Split, the Company will have less authorized shares available for issuance than it currently has available. There is still a significant risk of stockholder value represented by the Common Stock being further diluted by additional share issuances. The proposed Forward Stock Split may create a risk that current stockholders of the Common Stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares. The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company. The current book value of shares held by existing stockholders would not be maintained in the event additional shares are issued. After the Forward Stock Split, if the Board of Directors of the Company would then issue the balance of the authorized shares, that action would have a material dilutive effect upon existing stockolders. The Board of Directors of the Company may have future plans, understandings, agreements or commitments to issue additional shares of stock for any purpose, including financings.

The Board of Directors, however, has determined that these negative factors were outweighed by the potential benefits of the Forward Stock Split and voted to approve the Forward Stock Split proposal.

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Certain Federal Income Tax Consequences of the Forward Stock Split

We believe that the Forward Stock Split should not result in any taxable gain or loss to stockholders for U.S. federal income tax purposes. As a result of the Forward Stock Split, the U.S. tax basis of Common Stock received as a result of the Forward Stock Split will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For U.S. federal income tax purposes, the holding period of the shares immediately prior to the effective date of the Forward Stock Split will be included in the holding period of the Common Stock received as a result of the Forward Stock Split.

STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE FORWARD STOCK SPLIT ON THEIR INDIVIDUAL TAX STATUS.

Certain Regulatory Matters

The Forward Stock Split will require processing by the FINRA pursuant to Rule 10b-17 promulgated under the Securities Exchange Act in order for the Forward Stock Split to be recognized in the market for trading purposes. We expect to, but cannot assure that we will, receive FINRA’s clearance prior to the effective date of the Forward Stock Split. If so, Common Stock will be quoted at its post-Forward Split price on the effective date.

Potential Anti-Takeover Effect

We do not have any provisions in our Articles of Incorporation, Bylaws, or agreements to which we are party that have anti-takeover consequences. The Forward Stock Split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company (aside from shares issuable pursuant to the Merger). Other than the Forward Stock Split (and Authorized Share Increase), the Board of Directors does not currently contemplate the adoption of any other amendments to the Company’s Articles of Incorporation that could be construed to affect the ability of third parties to take over of change the control of the Company. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above-market premium and favored by a majority of independent stockholders.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the CRS with respect to the proposed Amendment to our Articles of Incorporation to effect the Forward Stock Split, and the Company has not independently provided its stockholders with any such right.

Exchange of Certificates

After the taking of any action to conduct or authorize the Forward Stock Split is filed, there is not a requirement that stockholders obtain new or replacement share certificates. Each of the holders of record of shares of the Company’s Common Stock that is outstanding on the effective date of the Forward Stock Split may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-Forward Stock Split Common Stock shares into which the existing shares have been converted as a result of the Forward Stock Split.

AUTHORIZED SHARES INCREASE

General

The Board of Directors of the Company has adopted a resolution to amend the articles of incorporation so as to increase the number of shares of common stock authorized for issuance by the Board of Directors from 500,000,000 to 2,750,000,000. The Majority Shareholders have given their written consent to the resolution.

Under Colorado corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Colorado and it will become effective on the date of such filing. The Amendment to the Certificate of Incorporation will provide that the authorized shares of capital stock of the Company will consist of 2,750,000,000 shares of common stock with a par value of $0.001 per share.

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Reasons

The Board of Directors and the Majority Shareholders have approved the amendment to the articles of incorporation in order to provide the Company with flexibility in pursuing its long-term business objectives. The primary reasons for the amendment are:

●	The Company’s authorized must be increased to accommodate the Forward Split.

●

Management may in the future pursue opportunities to obtain capital in order to fully implement the Company's business plan. A reserve of common shares available for issuance from time-to-time will enable the Company to entertain a broad variety of financing proposals.

●

Management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel.

Management has not entered into any commitment to issue any shares, and is not engaged in any negotiations with respect to any transaction of the sort listed above. There are no outstanding options or warrants to purchase shares of the Company's common stock, nor is there any derivative security outstanding that may be converted by the holder into shares of the Company's common stock either with or without the payment of additional consideration.

As a result of the increase in authorized common stock, there will be 2,750,000,000 common shares available for issuance. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the Company's shareholders. Colorado law requires that the Board use its reasonable business judgment to assure that the Company obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in the Company. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of the Company's common stock.

The increase in the number of common shares available for issuance is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of the Company. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make the Company unattractive to the party seeking control of the Company. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

No Appraisal Rights

Under Colorado law, our Stockholders are not entitled to appraisal rights in connection with the Authorized Shares Increase.

FINANCIAL INFORMATION

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Registration Statement on Form S-1/A for the fiscal year ended October 31, 2016;

(2)	Quarterly Report on Form 10-Q for the three months ended January 31, 2017;

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EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: 555 N. El Camino Real #A418, San Clemente, CA 92672, Attn: Corporate Secretary.

MISCELLANEOUS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given orally by telephoning our offices at (424) 239-6230 or by mail to our address at 555 N. El Camino Real #A418, San Clemente, CA 92672, Attn: Corporate Secretary. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board,

	By:	/s/ Valerie Baugher
Valerie Baugher
President/Director

San Clemente, CA
April 26, 2017

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